UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 21, 2019

Merion, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Barranca St., #1000 West Covina, CA	91791
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 331-7570

None

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 21, 2019, Merion, Inc. (the “Company”) entered into a series of Loan Agreement from Short Term to Long Term (collectively, the “Agreements”) pursuant to which certain creditors of the Company agreed to amend the term of their respective loans (the “Loans”) to a five-year term, effective as of the date of the Agreements. The names of such creditors and their relationships to the Company are as follows:

Name	Relationship
Ding Hua Wang	Chairman, Chief Executive and Financial Officer of the Company
Vickie Ho	Executive Vice President of the Company
Hanyang Xu	Mr. Wang’s wife
Chunyan Xu	Mr. Wang’s sister-in-law
Huanxia Xu	Mr. Wang’s father-in-law
Shun Pooi Lam	Former Company director
Lee Mew Get	Wife of former Company director
Xun Wang	Mr. Wang’s son

Prior to the effectiveness of the Agreements, the Loans were payable upon demand and had an aggregate outstanding principal amount of approximately $2,713,839. No other terms of the Loans were changed.

The form of the Agreements is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Form of Loan Agreement from Short Term to Long Term, dated March 21, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merion, Inc.

Dated: March 26, 2019	By:	/s/ Ding Hua Wang
Ding Hua Wang
Chief Executive Officer and Chief Financial Officer

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